UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2011

CLEAR-LITE HOLDINGS, INC.
(Exact Name of Registrant As Specified In Charter)

Nevada	000-52877	20-8257363
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

102 NE 2nd Street, PMB 400 Boca Raton, Florida 33432-3908
(Address of Principal Executive Offices)

(561) 544-6966
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chairman of the Board of Directors, Chief Executive Officer, President, Secretary

On January 10, 2011, Thomas J. Irvine resigned from his respective positions as Chairman of the Board of Directors, Chief Executive Officer, President, and Secretary of Clear-Lite Holdings, Inc. (the “Company” or “Clear-Lite”).  His resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.  A copy of Mr. Irvine’s resignation letter is attached hereto as Exhibit 17.1 and incorporated herein in its entirety by reference.

Departure of Senior Vice President of Marketing

On January 10, 2011, Lisa A. Niedermeyer resigned from her position as Senior Vice President of Marketing of the Company.  Her resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.  A copy of Ms. Niedermeyer’s resignation letter is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

Appointment of Chief Executive Officer and Director

On January 10, 2011, the board of directors of the Company appointed Paul E. Niedermeyer as the Company’s director and Chief Executive Officer.  Mr. Niedermeyer is also the Company’s Chief Operating Officer.  Below is a description of Mr. Niedermeyer’s relevant business experience:

Paul E. Niedermeyer, age 39, Chief Executive Officer, Chief Operating Officer, Director

Mr. Niedermeyer has over fifteen years of operations, management consulting, and executive level experience developing, managing, and marketing Internet software products, services and consumer packaged goods (CPG).  Prior to his appointment as Chief Executive Officer and director in 2011 and as Chief Operating Officer in 2010, Mr. Niedermeyer was Clear-Lite’s Vice President of Operations. Prior to joining Clear-Lite, Mr. Niedermeyer was President & Senior Consultant of PN LLC from 2005-2009, a research and management consulting firm. There, he provided strategic, financial, marketing leadership and advisory services to technology startup companies and major global technology corporations.  Prior to PN LLC, Mr. Niedermeyer worked at Verio Inc., an NTT Communications Company from 1998-2005, where he served as senior product line manager for Verio's small-medium-enterprise (SME) business unit selling web hosting products. Prior to Verio, Mr. Niedermeyer worked at Scientific Applications International Corporation (SAIC) / Network Solutions Inc. (NSI) in various marketing roles from 1997-1998. Prior to SAIC/NSI, Niedermeyer founded whois.net in 1996, a WHOIS keyword search engine, and sold the company in 1997.  Professionally, he has earned the following certifications: Certified Fraud Examiner (CFE) and Project Management Professional (PMP). Mr. Niedermeyer holds a B.A. in Economics and B.S. in Business Administration from the University of California at Berkeley. Mr. Niedermeyer also holds a M.S. in Computer Science from Florida Atlantic University (FAU).

Family Relationships

Mr. Niedermeyer does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

17.1	Resignation Letter of Thomas J. Irvine, dated January 10, 2011
99.1	Resignation Letter of Lisa A. Niedermeyer, dated January 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR-LITE HOLDINGS, INC.

Date: January 12, 2011	By:	/s/ Paul E. Niedermeyer
Paul E. Niedermeyer
Chief Executive Officer